UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2009

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of
            Certain Officers.

On December 8, 2009, Miggie E. Cramblit, Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of NorthWestern Corporation d/b/a NorthWestern Energy (the “Company”) informed the Company of her decision to leave the Company effective January 5, 2010.

Ms. Cramblit’s departure will be deemed a termination without cause.  The Company anticipates that Ms. Cramblit will execute a Waiver and Release Agreement (“Waiver and Release”) waiving and releasing any claims she may have against the Company.  Upon execution of the Waiver and Release, Ms. Cramblit will be entitled to receive certain benefits under the NorthWestern Corporation 2008 Key Employee Severance Plan (the “Key Employee Plan”), including (i) a lump-sum payment of $285,000, which equals Ms. Cramblit’s current base salary, (ii) reimbursement of any COBRA premiums paid by Ms. Cramblit during the 12-month period following her separation from the Company, and (iii) outplacement services provided by a Company selected provider up to a maximum of $12,000 over the 12-month period following Ms. Cramblit’s separation from the Company.

Ms. Cramblit also will receive other benefits upon her termination that are due to all employees upon separation, including the value of her accrued but unpaid vacation and vested 401(k) plan account.  In addition, at the same time that other Company employees receive annual incentive compensation, which the Company anticipates to be no later than March 15, 2010, the Company will pay Ms. Cramblit the annual incentive compensation she earned for 2009, if any is awarded.

In accordance with the requirements of the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Ms. Cramblit may revoke the Waiver and Release at any time prior to seven days following its execution.  Upon expiration of the revocation period, Ms. Cramblit’s separation from the Company will be complete.

In addition, the Company anticipates entering into a Consulting Agreement (the “Agreement”) with Ms. Cramblit, pursuant to which Ms. Cramblit will provide consulting services to the Company through April 5, 2010.  Once Ms. Cramblit and the Company finalize and execute the Agreement and the Waiver and Release, the Company will report further details concerning such agreements.  The foregoing description of the Key Employee Plan is qualified in its entirety by reference thereto, a copy of which is attached to the Company’s Current Report on Form 8-K dated September 26, 2008, and incorporated herein by reference.

At a meeting of the Company’s Board of Directors previously scheduled to take place within the next ten days, the Company anticipates that the Board will appoint an interim general counsel, corporate secretary and chief compliance officer to act in such roles following Ms. Cramblit’s departure and until the Board appoints permanent replacements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Brian B. Bird
Brian B. Bird
Vice President, Chief Financial Officer and Treasurer

Date: December 14, 2009

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